财务支持函
Financial support letter

致：Holistic Asset Finance Group Co., Ltd and its subsidiaries（以下简称“贵公司”）
To：Holistic Asset Finance Group Co., Ltd and its subsidiaries ("Your Company" or “You”)

针对贵公司未来可能需要我方提供持续资金支持的事项，我方特承诺如下：
For matters where your company may require ongoing financial support from us in the future, we hereby undertake the following:

1. 在自 2023 年 12 月 31 日起未来的 30 个月内，按贵公司需求，我方不会强制要求贵公司偿还应付我方款项；
1. In the next 30 months from December 31, 2023, we will not force you to repay the money due to us according to your needs;

2. 在自 2023 年 12 月 31 日起未来的 30 个月内，我方愿意并且有能力为贵公司的持续经营和到期要求偿还的债务提供必要的资金支持，以使贵公司保持持续经营的状态稳定运营。
2. In the next 30 months from December 31, 2023, we are willing and able to provide the necessary financial support for your company's continuing operations and debts due to be repaid, so that your company can maintain a stable operation as a going concern.

姓名 Name：Tina Huang

(签字 Signature)：

日期 Date：December 31, 2023